UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2020

IBERIABANK Corporation

(Exact name of registrant as specified in its charter)

Louisiana	001-37532	72-1280718
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Congress Street, Lafayette, Louisiana 70501

(Address of principal executive offices)

(337) 521-4003

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $1.00 per share)	IBKC	The NASDAQ Stock Market, LLC

Depositary Shares, Each Representing a 1/400th Interest in a Share of 6.625% Perpetual Preferred Stock, Series B	IBKCP	The NASDAQ Stock Market, LLC

Depositary Shares, Each Representing a 1/400th Interest in a Share of 6.60% Perpetual Preferred Stock, Series C	IBKCO	The NASDAQ Stock Market, LLC

Depositary Shares, Each Representing a 1/400th Interest in a Share of 6.100% Perpetual Preferred Stock, Series D	IBKCN	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Voting Results for Special Meeting of Shareholders

On April 24, 2020, IBERIABANK Corporation (“IBKC”) held a special meeting of its common shareholders (the “IBKC special meeting”). At the IBKC special meeting, its common shareholders voted on the following matters: (1) a proposal to approve of the Agreement and Plan of Merger, dated as of November 3, 2019 (the “Merger Agreement”), entered into by and between First Horizon National Corporation (“First Horizon”) and IBKC (the “Merger Proposal”); and (2) a proposal to approve, on an advisory (non-binding) basis, of the merger-related compensation payments that will or may be paid by IBKC to its named executive officers in connection with the merger (the “Compensation Proposal”).

The third proposal was to approve the adjournment of the IBKC special meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there are not sufficient votes to approve the Merger Proposal, or to ensure that any supplement or amendment to the joint proxy statement/prospectus is timely provided to holders of IBKC common stock (the “Adjournment Proposal”). A preliminary count showed that there were more than enough votes to approve the Merger Proposal. Therefore, the Adjournment Proposal was not called.

The proposals listed above are described in detail in the joint proxy statement/prospectus filed by First Horizon with the U.S. Securities and Exchange Commission on March 19, 2020.

A total of 42,645,162 shares of IBKC common stock were present or represented by proxy at the IBKC special meeting. This represented approximately 81.10% of the shares of IBKC common stock that were outstanding and entitled to vote at the IBKC special meeting, constituting a quorum for all matters to be presented at the IBKC special meeting.

The number of votes cast for or against as to each matter, and the number of abstentions and broker non-votes as to each matter, have been certified and are set forth in the tables below. All vote data is shown rounded to the nearest whole share.

Proposal 1: Merger Proposal

Outcome: Approved

For	Against	Abstain	Broker Non-Votes
40,797,683	1,834,048	13,431	0

Proposal 2: Compensation Proposal

Outcome: Not Approved

For	Against	Abstain	Broker Non-Votes
6,197,207	36,353,467	94,487	0

Item 8.01.	Other Events.

On April 24, 2020, IBKC issued a press release announcing that the Merger Proposal was approved by its common shareholders. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release dated April 24, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBERIABANK Corporation
(Registrant)

Date: April 27, 2020

	By:	/s/ Anthony J. Restel
(Signature)
	Name:	Anthony J. Restel
	Title:	Vice Chairman and Chief Financial Officer